UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

PhoneBrasil International, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-56176	33-148545
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

21 Omaha Street, Dumont, NJ 07628

(Address of Principal Executive Office) (Zip Code)

201-387-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 5 2021, PhoneBrasil International, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with two investors (the “Purchasers”) for an aggregate of $150,000 gross proceeds in which it offered and sold Secured Convertible Promissory Notes (the “Note”) and five-year warrants to purchase shares of common stock, par value $0.000001 per share of the Company at an exercise price of $1.9032 per share (the “Warrant”) pursuant to the terms and conditions of the SPA and secured by a Security Agreement. The proceeds shall be used for working capital.

The Notes are due October 5, 2023. The Notes bear interest at 8% per annum payable quarterly, subject to an increase in case of an event of default as provided for therein. The Notes are convertible into shares of Common Stock at any time following the date of issuance at the Purchasers’ option at a conversion price of $1.9032 per share, subject to certain adjustments. Furthermore, at any time after the 12 month anniversary of the date of issuance of the Notes, the Company may, after written notice to the Purchaser, redeem all of the then outstanding principal amount of the Notes for cash in an amount equal to the sum of 110% of the then outstanding principal amount of the Note, accrued but unpaid interest and all liquidated damages and other amounts due in respect of the Note (if any).

The Warrants are exercisable for five-years from October 5, 2021 at an exercise price of $1.9032 per share, subject to certain adjustments.

The Company’s obligations under the SPA and the Notes are secured by a first priority lien on all of the assets of the Company and its wholly owned subsidiaries pursuant to a Security Agreement, dated October 5, 2021 (the “Security Agreement”) by and among the Company, its wholly-owned subsidiaries, Mikab Corporation and AmeriCrew Holdings LLC, the Purchasers, and Westpark Capital Inc., as agent for the secured parties. The Company’s obligations under the Notes are secured by the Company’s subsidiaries.

Pursuant to the SPA, the Company and its wholly owned subsidiaries, entered into a Guaranty Agreement, dated October 5, 2021 (the “Guaranty Agreement”) by and among the Company, Mikab Corporation, AmeriCrew Holdings, LLC and the Purchasers. Each Guarantor has guaranteed to the Purchasers the payment of the Notes.

In additional, pursuant to the SPA, the Company entered into a Registration Rights Agreement dated October 5, 2021, by and between the Company and the Purchasers, in which the Company has agreed to file a Registration Statement on Form S-1 with the SEC within 30 days of the termination of the Note offering.

Westpark Capital, LLC (the “Placement Agent”) served as placement agent under the private placement and will receive a cash commission in the amount of 9% of the gross proceeds sold. The Company also agreed to pay the Placement Agent a non-refundable cash retainer of $50,000. In addition, we have agreed to pay the Placement Agent’s legal fees of which $15,000 has been paid. Furthermore, the Placement Agent will be entitled to receive five-year warrants (the “Placement Agent Warrants”) to purchase such number of shares of common stock as are equal to 9% of the aggregate number of shares of common stock underlying the Notes contained in the Notes and Warrants sold. The Placement Agent Warrants will have an exercise price of $110% of the applicable Warrant exercise price.

The offer and sale of the Notes and Warrants pursuant to the SPA and the Placement Agent Warrants have not been or will not be registered under the Securities Act of 1933 and are exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(c) promulgated thereunder.

The foregoing description of the terms of the Notes, the Warrants, the SPA, the Security Agreement, the Guaranty Agreement, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the form of Note, the form of Warrant, the form of SPA, the form of Security Agreement, the form of Guaranty Agreement, and the form of Registration Rights Agreement, a copy which is filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuances of the Notes and the Warrants described above are exempt from registration under Section 4(a)(2) and/or Rule 506(c) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Securities Act”), as transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Securities Purchase Agreement				Filed
10.2	Form of Secured Convertible Promissory Note				Filed
10.3	Form of Warrant				Filed
10.4	Form of Security Agreement				Filed
10.5	Form of Guaranty Agreement				Filed
10.6	Form of Registration Rights Agreement				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHONEBRASIL INTERNATIONAL, INC.

Date: October 12, 2021	By:	/s/ P. Kelley Dunne
		Name:	P. Kelley Dunne
		Title:	Chief Executive Officer

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